Exhibit 99.1

Asterias Biotherapeutics Announces Distribution Date of BioTime Warrants and Conversion Date of Series B Common Stock into Series A Common Stock

Applies for Listing on the NYSE MKT

MENLO PARK, Calif.--(BUSINESS WIRE)--September 29, 2014--Asterias Biotherapeutics, Inc. (OTCBB: ASTY) announced today that on October 1, 2014 the company will distribute 8,000,000 warrants to purchase common shares of BioTime, Inc. (the “BioTime Warrants”) at a purchase price of $5.00 per common share to holders of record on September 15, 2014 of its Series A common stock. Asterias Series A common stock will trade on an ex-dividend basis without the BioTime Warrants commencing October 2, 2014 on the OTC Bulletin Board. The BioTime Warrants have been approved for listing on the NYSE MKT under the symbol BTX WS. The BioTime Warrants will trade on a when-issued basis for one day only on October 1, 2014; beginning on October 2nd, the BioTime Warrants will trade regular way. BioTime common shares trade on the NYSE MKT under the symbol BTX.

In addition, the Board of Directors of Asterias has authorized the conversion of all of its outstanding Series B common stock into Series A common stock on October 3, 2014. Each share of Series B common stock will be converted automatically on that date into one share of Series A common stock, after which the Series A common stock will be the only outstanding class of common stock of Asterias.

Asterias has applied to list its Series A common stock on the NYSE MKT under the symbol AST.

Holders of record of Asterias Series A common stock will receive 1.223657 BioTime Warrants for each share of Asterias Series A common stock. No fractional warrants will be issued and the total number of BioTime Warrants issuable to each holder of Series A common stock will be rounded down to the nearest whole number. Each BioTime Warrant provides the warrant holder with the right, but not the obligation, to purchase one BioTime common share at a price of $5.00 until the warrant expires on October 1, 2018.

The BioTime Warrants will be issued in book-entry form on the records of the Warrant Agent, American Stock Transfer & Trust Company, LLC. If you hold your shares of Asterias Series A common stock in certificated form, rather than in “street name” through an account at a broker-dealer or other fiduciary, and you wish to receive a printed warrant certificate you may contact the Warrant Agent by telephone at 1-800-937-5449 or (718) 921-8124, or through their website at www.amstock.com.

The BioTime Warrants are more fully described in BioTime’s Prospectus dated June 11, 2014 and its Registration Statement on Form S-3, File No. 333-187710, which are available at the website maintained by the United States Securities and Exchange Commission at www.sec.gov, and on BioTime’s website at www.biotimeinc.com. A copy of the Prospectus may also be obtained from BioTime upon request to the Secretary at 1301 Harbor Bay Parkway, Alameda, CA 94502. BioTime’s Prospectus and Registration Statement contain important information about BioTime and the BioTime Warrants. You should read the Prospectus and Registration Statement carefully, including the Risk Factors section of the Prospectus. The Registration Statement and a final Prospectus may be amended from time to time, and any such amendments will also be available at the website maintained by the Securities and Exchange Commission at www.sec.gov and on BioTime’s website www.biotimeinc.com.

About Asterias Biotherapeutics

Asterias’ core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. Asterias plans to develop therapies based on pluripotent stem cells to treat diseases or injuries in a variety of medical fields having major unmet needs and without adequate therapies available. Asterias initial focus is on two clinical stage programs including oligodendrocyte progenitor cells (AST-OPC1) for spinal cord injuries and antigen-presenting allogeneic dendritic cells (AST-VAC2) for lung cancer.

In October of 2013, Asterias acquired the cell therapy assets of Geron Corporation. These assets included INDs for the clinical stage AST-OPC1 and AST-VAC1 programs, banks of cGMP-manufactured AST-OPC1 drug product, cGMP master and working cell banks of human embryonic stem cells, over 400 patents and patent applications filed worldwide including broad issued claims to fundamental platform technologies for the scalable growth of pluripotent stem cells and compositions of matter for several hESC-derived therapeutic cell types, research cell banks, customized reagents and equipment, and various assets relating to the AST-VAC2 program and preclinical programs in cardiology, and orthopedics.

Asterias is a member of the BioTime (NYSE MKT: BTX) family of companies. Asterias Series A Common Stock is traded on the OTC Bulletin Board under the symbol ASTY. Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias' filings with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements.

CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com
or
InvestorRelations@asteriasbio.com